June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025 (September 8, 2025)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing an update on the most recent information related to its third quarter 2025 financial results and business trends.

Summary Operating and Financial Impacts

●	Statistics for August 2025 are preliminary but are not expected to differ materially from actual results.
●	There were 22.0 workdays in July 2025 and 21.5 workdays in July 2024.
●	There were 21.0 workdays in August 2025 and 22.0 workdays in August 2024.
●	The third quarter to date reflects the period from July 1 through August 31, 2025, compared to the same period in 2024.

Asset-Based Operating Segment

Year-over-Year Monthly Business Trends:

	July 2025	August 2025	QTD 2025

Billed Revenue/Day(1)	flat	+2%	+1%
Total Tons/Day	+1.3%	+2%	+2%
Total Shipments/Day	+3.6%	+5%	+4%
Total Billed Revenue/CWT	-1.2%	flat	-1%
Total Billed Revenue/Shipment	-3.5%	-3%	-3%
Total Weight/Shipment	-2.3%	-3%	-2%
1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue per day has not been adjusted for the portion of revenue deferred for financial statement purposes.

In August, daily shipments increased 5% year-over-year, while weight per shipment declined 3%. Revenue per hundredweight, both including and excluding fuel, was flat compared to the prior year.

From July to August, shipments per day increased 1%, weight per shipment decreased 5%, and tonnage per day declined 4%, while revenue per hundredweight including fuel increased 2% and excluding fuel, increased 1%.

ArcBest expects to generate approximately $25 million in net proceeds from real estate sales during the third quarter, resulting in an estimated pre-tax gain of about $16 million within the Asset-Based segment. Certain transactions remain subject to customary due diligence and closing conditions. Excluding these transactions, the company anticipates its third quarter sequential Asset-Based operating ratio (OR) to range from flat to a deterioration of approximately 50 basis points compared to second quarter results. While this is below the historical average sequential improvement of approximately 70 basis points, it remains within the range of historical outcomes.

The variance from prior expectations for the third quarter is attributable to lower-than-anticipated weight per shipment, reflecting ongoing macroeconomic pressures, including continued softness in manufacturing and housing activity. Additionally, third quarter cartage expense has increased both year-over-year and sequentially due to greater reliance on outside cartage resources at certain locations following recent new business wins. This reliance is expected to decline over time as hiring progresses in affected markets.

Despite these challenges, ArcBest has achieved meaningful success in adding new core LTL business, as evidenced by year-over-year increases in shipments and tonnage. Service levels, which were temporarily impacted by volume growth, have normalized. The company remains focused on onboarding new business while maintaining consistent reliability. Furthermore, a recent pricing review identified account- and lane-level adjustments to enhance profitability, which are being implemented and are expected to strengthen overall LTL pricing going forward.

Asset-Light Operating Segment

	July 2025	August 2025	QTD 2025

Revenue/Day (Year-over-Year)	-9.9%	-6%	-8%
Shipments/Day (Year-over-Year)	-1.7%	+7%	+2%
Revenue/Shipment (Year-over-Year)	-8.3%	-12%	-10%
Purchased Transportation Expense as a % of Revenue	85.3%	85%	85%

In August, Asset-Light daily revenue declined 6% year-over-year, primarily due to lower revenue per shipment resulting from soft freight market conditions and a higher mix of managed business with smaller shipment sizes. Shipments per day increased by 7% compared to August 2024.

Sequentially, from July to August, daily revenue increased 5%, driven by an 11% increase in shipments per day, partially offset by a 6% decline in revenue per shipment.

Given current market conditions, ArcBest expects Asset-Light non-GAAP operating income for the third quarter to range from breakeven to approximately $1 million, excluding GAAP impacts from changes in the fair value of contingent consideration, which are estimated at zero, and purchase accounting amortization, which is expected to total $3 million.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems, including but not limited to licensed software; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; establishing and maintaining adequate internal controls over financial reporting; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, health epidemics, geopolitical conflicts, acts of war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	September 8, 2025	/s/ Michael R. Johns
Michael R. Johns
Chief Legal Officer and Corporate Secretary